Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated August 28, 2023 (this “Amendment), amends that certain Employment Agreement, dated April 28, 2023 (the “Agreement”), between Chris Chapman (“Employee”) and MIRA Pharmaceuticals, Inc. (the “Company”). The Employee and Company may hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the original Agreement was entered into on April 28, 2023, which sets forth the terms and conditions of employment between the Employee and the Company; and

WHEREAS, the Company and Employee hereby desire to amend the Agreement to clarify and modify Section 1(c) thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. AMENDMENT TO POSITION OF EMPLOYMENT CLAUSE, SECTION 1(c) OF THE AGREEMENT:

Section 1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Employee shall devote his business time and effort to the business and affairs of the Company on a part-time, as needed basis. The Company acknowledges that Employee is currently engaged in activities and consultancies in addition to Employee’s employment relationship with the Company, and that Employee may establish additional outside relationships and activities without approval by the Company so long as they do not unreasonably interfere with Employee’s duties hereunder.”

2. EFFECT OF AMENDMENT:

Except as specifically amended hereby, all other provisions, terms, and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall govern.

3. ENTIRE AGREEMENT: This Amendment and the Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties with respect to the subject matter hereof.

4. GOVERNING LAW; SEVERABILITY:

This Amendment will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of law. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the foregoing, if the value of this Amendment based upon the substantial benefit of the bargain for any Party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Amendment will not be enforceable against such affected Party and both Parties agree to renegotiate such provision(s) in good faith.

5. COUNTERPARTS:

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the day and year first written above.

MIRA PHARMACEUTICALS, INC.

By:	Michelle Yanez
Title:	Chief Financial Officer

Chris Chapman, individually